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                                                                    EXHIBIT 10.3

                         AMENDED AND RESTATED AGREEMENT

      This Amended and Restated Agreement ("Agreement") is executed on June 25, 2001 ("Execution Date") but effective as of January 1, 2001 ("Effective Date"), by and between Mobile Storage Group, Inc., a California corporation ("Mobile") and Textainer Equipment Management (U.S.) Limited, a Bermuda corporation ("Textainer").

                                 R E C I T A L S

      A. Mobile is in the business of purchasing and refurbishing used marine cargo containers and renting or selling the same to customers for storage purposes in the United States and the United Kingdom.

      B. Textainer, on behalf of various owners, leases marine cargo containers to shipping lines, and when such containers are no longer suitable for shipping, sells them to other persons.

      C. Mobile and Textainer entered into (1) an Agreement, dated February 28, 2000, as amended by Amendment to Agreement, dated June 2, 2000, (2) an Amendment, effective as of September 15, 2000, and (3) Second Amendment to Agreement, dated as of November 9, 2000 (collectively, the "Original Agreement"). The Original Agreement set forth the terms under which Mobile would purchase all of the used marine cargo containers it required from Textainer to the extent Textainer could furnish the same.

      D. The parties now wish to amend and restate the Original Agreement in its entirety as hereinafter set forth.

                                    AGREEMENT

      1. This Agreement amends and restates the Original Agreement in its entirety as of the Effective Date.

      2.    Purchase and Sale of Containers.

            2.1 Containers. The term "Containers" means used marine cargo containers, which are cargo worthy containers and containers less than 5 years old, of any of the following types: 20' standard dry freight, 40' standard dry freight, 40' high cube dry freight containers and special containers specified on a Purchase Request (as defined below).

            2.2 Purchase Obligation. Mobile will purchase all of the Containers it needs from Textainer to the extent Textainer is able to provide the same and shall pay for such Containers in accordance with Section 3 hereof. The Containers to be purchased will be delivered to Mobile at locations in the United States and United Kingdom specified on each Purchase Request.

            2.3 Purchase Requests. On the first day of each calendar quarter, Mobile will furnish to Textainer a list of its container needs, specifying the types of



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Containers and locations where they are to be delivered and the month in which they are to be delivered, in the form attached hereto as Exhibit A (a "Purchase Request"). Mobile may change its quarterly Purchase Request during a calendar quarter by giving Textainer at least one (1) month's prior written notice. Without waiving the requirements of this Section 2.3, Textainer may accommodate changes to the quarterly Purchase Request on less than one (1) month's prior written notice.

            2.4 Sale and Delivery of Containers. Commencing on the Effective Date, to the extent that it has Containers available for sale to Mobile, Textainer will sell to Mobile all of the Containers listed in Mobile's then Current Purchase Request at the times and locations listed in such Purchase Request. If by the [ * ] of any calendar month, Textainer has not either delivered to or placed in transit to Mobile all the Containers listed in the then current Purchase Request to be delivered for such month, Mobile may purchase the Containers not so delivered from other persons. [ * ]

      3.    Purchase Price [ * ]

            3.1   Purchase Price.

                  a. Calculation of Purchase Price. The total purchase price for each Container ("Purchase Price") will have two components: (a) a pre-agreed price for the Container which will vary depending on the location of the Container ("Container Price"), and (b) a preagreed trucking charge which will vary depending on the location of the Container and the destination to which it is to be sent ("Trucking Charge"). The pre-agreed Container Prices and Trucking Charges in effect as of the Execution Date are shown in Exhibit B. To the extent Textainer is able to avoid Trucking Charges In the delivery of a Container to a location (e.g., by having a lessee turn in the Container at the location in question), the applicable Purchase Price of such Container shall be reduced by [
* ] of the Trucking Charge so avoided. If it so desires, Mobile may arrange its own trucking, thereby avoiding incurring Trucking Charges. Prior to the end of each calendar quarter, while this Agreement is in effect, the parties shall agree on adjusted Container Prices and Trucking Charges for the next calendar quarter and shall amend Exhibit B to reflect such adjustment. The Trucking Charges shall also be subject to adjustment by agreement of the parties during a calendar quarter if trucking costs increase or decreased by [ * ] or more during such quarter. If the parties are unable to agree on such price adjustments, this Agreement shall terminate at the end of the last calendar quarter for which agreed Container Prices and Trucking Charges are in effect.

            3.2 Payment of Purchase Price. Textainer shall invoice Mobile at the end of each calendar month for all of the Containers purchased by Mobile during such month. Each invoice shall show separately the Container Price and the Trucking Charges for each Container. In addition, Textainer may, in its discretion, submit invoices for Trucking Charges once during the calendar month. Mobile shall pay Textainer for all Trucking Charges by check or wire transfer within [ * ] after the date of each invoice


* Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

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therefor, Mobile shall a Textainer the entire amount shown as Container Price on each invoice within [ * ] after the date of each invoice therefor.

            3.2   [ * ]

            3.3 General. Any amounts not paid hereunder when due shall bear interest at the rate of [ * ] per annum, compounded annually, from the date due until paid. All payments to be made to either party hereto shall be made to it at the address designated for notices to such party under Section 7 hereof and shall be made in lawful money of the United States of America.

      4. Amounts Owed as of Execution Date. As of the Execution Date, Mobile owes Textainer be sum of [ * ], not including accrued interest, for Containers purchased under the Original Agreement (the "Trade Payables Amount" ). The Tables Amount bear interest, payable quarterly in arrears at the rate of [ * ] per annum, computed on the basis of a 360-day year. The principal balance of the Trade Payables Amount and the interest due thereon shall be payable in accordance with the schedule attached hereto as Exhibit C and made a part hereof; notwithstanding the foregoing, the principal balance of the Trade Payables Amount and all interest due thereon shall be paid in full upon a default by Mobile under this Agreement. If Mobile is unable to make any payment of the Trade Payables Amount and interest thereon in full when due, such unpaid Trade Payables Amount and accrued and unpaid interest shall bear interest at the rate of [ * ] per annum, compounded annually, until such amounts are paid in full. So long as any Trade Payables Amount is outstanding, Mobile shall also deliver to Textainer, within [ * ] after the end of each calendar quarter, Mobile's balance sheet and statement of income and expense for such quarter, which shall true and correct and prepared in accordance with generally accepted accounting principles, fairly representing the financial condition and results of operation of Mobile.

      5. Default and Remedies. Mobile shall be in default hereunder upon (a) Mobile's failure to make any payment hereunder when due if such failure remains uncured for more than [ * ] after notice of such default by Textainer; (b) Mobile's failure to observe or perform any of Mobile's other obligations hereunder unless such failure is curable and Mobile has cured the same within [
* ] after delivery of notice of such failure by Textainer; or (c) Mobile's breach a any other provision of this agreement which breach is not curable. Textainer shall be in default of this Agreement if Textainer fails to observe or perform any of Textainer's obligations hereunder unless such failure is curable and Textainer has cured the same within [ * ] after delivery of notice of such failure by Mobile or if Textainer breaches a provision of this agreement which breach is not curable. Upon the occurrence of any default by either party hereunder, the nondefaulting party may terminate this Agreement forthwith, in addition to any and all other rights and remedies it may have at law or in equity; provided, however, in no event shall either party hereto be liable to the other for indirect or consequential damages or damages for lost profits.


* Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

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      6.    Term. Subject to earlier termination by mutual agreement or as herein provided, this Agreement shall expire five (5) years from the Effective Date.

      7. Notices. All notices, demands or other communications given hereunder shall be in writing and Shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class, postage prepaid, or by telegram, telecopy or similar written means Of communication, addressed as follows:

            If to Mobile:        Mobile Storage Company, Inc.
                                 2540 Foothill Blvd., Second Floor
                                 La Crescenta, CA 91214
                                 Attn: Ron Valenta
                                 [ * ]

            If to Textainer:     Textainer Equipment Management (U.S.) Limited
                                 650 California Street, 16th Floor
                                 San Francisco, CA 94108
                                 Attn: Phil Brewer
                                 [ * ]

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date so mailed, and (ii) if personally delivered or otherwise sent as provided above, on the date delivered or sent if sent by telecopy and on the next business day after the date sent in all other cases.

      8.    General Provisions.

            8.1   Time of Essence. Time is of the essence.

            8.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement, and agree that venue shall lie exclusively in San Francisco County, California.

            8.3 Entire Agreement. This Agreement, and the exhibits and schedules hereto and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral


* Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

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agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

            8.4 Amendment. This Agreement shall not be amended except by the written agreement of the parties.

            8.5 Waiver. No delay or omission to exercise any right, power or remedy accruing to either party hereto, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, and any waiver by either party of any provisions or conditions of this Agreement, must be in writing signed by such party.

            8.6 Successors and Assigns. Neither party shall assign this Agreement or its rights or duties hereunder without the prior written consent of the other party. Any dissolution, merger, consolidation, reorganization or transfer of more than 50% of the capital stock or of the value of the assets of either party (except for any transaction between Mobile and Windward Capital Management, LLC) shall constitute an assignment by such party for purposes of this Section 8.6. Subject to the foregoing, this Agreement shall inure to the benefit of the successors and assigns of the parties.

            8.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof (including, without limitation, a controversy or claim for which an equitable remedy is sought), shall be settled by arbitration in San Francisco, California, by a panel of three (3) arbitrators (unless the parties mutually agree to accept a single arbitrator) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The cost of any such arbitration shall be borne equally by the parties involved unless the arbitrator(s) may allocate the costs of arbitration among the parties thereto as they deem just and equitable under the circumstances. The parties hereto specifically agree that the provisions of Section 1283.05 of the Code of Civil Procedure of the State of California are incorporated into, made a part of, and made applicable to any arbitration pursuant to this Section where the aggregate amount in controversy exceeds $10,000, exclusive of costs, expenses and fees.

            8.8 Attorney's Fees. In the event of commencement of either arbitration or suit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to receive such attorneys' fees and costs as may be adjudged reasonable in addition to any other relief granted.


* Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

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            8.9   Severability. Any provision of this Agreement which is
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceabilty without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

            8.10 Further Assurances. Every party agrees to cooperate fully in taking all such further actions and executing all such further instruments and documents as either party may reasonably require in order to carry out the transactions contemplated by this Agreement.

            8.11 Construction. The headings in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement. No provisions of this Agreement shall be construed against any party on the ground that such party or its counsel drafted the provision.

            8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"MOBILE"                                  MOBILE STORAGE GROUP, INC.,
                                          a California corporation

                                          By:   /s/ RONALD F. VALENTA
                                             -----------------------------------
                                                   Ronald F. Valenta
                                             -----------------------------------
                                                  [Print name and title]


"TEXTAINER"                               TEXTAINER EQUIPMENT MANAGEMENT
                                          (U.S.) LIMITED, a Delaware corporation

                                          By:   /S/ PHILIP K. BREWER
                                             -----------------------------------
                                                  Sr. Vice President
                                             -----------------------------------
                                                  [Print name and title]


* Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

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